UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2013

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, our Compensation Committee considered equity compensation matters in connection with 2012 financial and operational results, and in connection therewith granted restricted stock awards totaling 20,000 shares of common stock under our 2009 Restricted Stock/Unit Plan (the “Restricted Stock Plan”) to two of our executive officers based upon the closing price of our common stock on March 21, 2013 of $18.75 per share. The following table summarizes the restricted stock award grants made to the executive officers.

Name	Dollar Value of the Award	Number of Restricted Shares Awarded
James R. Hazlett, Vice President – Technical Services	$187,500	10,000
G. Larry Lawrence, Chief Financial Officer	$187,500	10,000

The restricted shares are subject to a one year vesting requirement from the date of grant. All of the restricted shares are subject to acceleration (an “Acceleration Event”) and will immediately vest in the case of (i) death, disability, or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Restricted Stock Plan.

Also on March 21, 2013, each of our four independent directors was granted his annual award of 2,500 shares of restricted stock pursuant to the Company's Restricted Stock Plan and Independent Director Compensation Policy. Each award vests in quarterly installments of 625 shares beginning on March 31, 2014, although each award is also subject to accelerated vesting upon an Acceleration Event.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: March 26, 2013
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President & Chief Executive Officer

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